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Exhibit 10(d)

SECOND AMENDMENT TO

HAGGAR CORP.

1992 LONG TERM INCENTIVE PLAN

          1.      Introduction. The following resolutions amending the Haggar Corp. 1992 Long Term Incentive Plan (the "1992 Plan") were adopted and approved at the Annual Meeting of Stockholders of Haggar Corp. held on February 9, 1995.

          WHEREAS, the Company's 1992 Long Term Incentive Plan (the "1992 Plan") was adopted by the Board of Directors on October 21, 1992, and was approved by the stockholders on November 13, 1992;

          WHEREAS, on November 9, 1994, the Board of Directors adopted an amendment to the 1992 Plan deleting the second, third and fourth sentences of Subparagraph 5(c) thereof in their entirety and substituting therefor the following:

    "Each individual who first becomes a nonemployee director after the effective date shall automatically be granted a non-qualified option to purchase 9,000 shares of Common Stock on the date such individual becomes a nonemployee director, subject to adjustment under paragraph 16 hereof. Any nonemployee director initially granted an option to purchase less than 9,000 shares of Common Stock shall, on the date of the annual meeting of shareholders at which such increase is approved, automatically be granted an additional non-qualified option to purchase 6,000 shares of Common Stock upon each reelection to the Board of Directors. Options granted to nonemployee directors shall not be accompanied by rights."

          NOW, THEREFORE, BE IT RESOLVED, that the said amendment to the 1992 Plan be, and is hereby, adopted and approved.

        2.    Amendment. In accordance with Section 17 of the 1992 Plan Section 5 of the 1992 Plan is hereby amended in accordance with the foregoing resolutions.

        3.    Effect on Other Provisions. Except as expressly amended hereby, the 1992 Plan shall remain in full force and effect as originally adopted.

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  Exhibit 10(d)
SECOND AMENDMENT TO HAGGAR CORP. 1992 LONG TERM INCENTIVE PLAN